Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

SECOND QUARTER 2008 RESULTS

-Second Quarter 2008 Net Revenue Decreases 5% -

-Repurchases 2.3 Million Shares in the Second Quarter-

SANTA MONICA, CALIFORNIA, August 6, 2008 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and six-month periods ended June 30, 2008.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). The results of our outdoor operations are presented in discontinued operations within the statements of operations in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 8. Unaudited financial highlights are as follows:

	Three-Month Period Ended June 30,			Six-Month Period Ended June 30,
	2008	2007	% Change	2008	2007	% Change
Net revenue	$62,932	$66,536	(5)%	$118,585	$123,431	(4)%
Operating expenses (1)	36,898	36,773	0%	72,307	71,818	1%
Corporate expenses (2)	4,477	4,373	2%	8,931	9,002	(1)%
Consolidated adjusted EBITDA (3)	22,371	25,932	(14)%	39,034	44,217	(12)%
Free cash flow (4)	$9,871	$15,086	(35)%	$14,289	$23,145	(38)%
Free cash flow per share, basic and diluted (4)	$0.11	$0.14	(21)%	$0.15	$0.22	(32)%
Net income from continuing operations	$11,661	$11,771	(1)%	$4,611	$12,680	(64)%
Net income applicable to common stockholders	$10,742	$8,598	25%	$3,038	$5,311	(43)%
Net income per share from continuing operations applicable to common stockholders, basic and diluted	$0.13	$0.11	18%	$0.05	$0.12	(58)%
Net income per share applicable to common stockholders, basic and diluted	$0.12	$0.08	50%	$0.03	$0.05	(40)%
Weighted average common shares outstanding, basic	91,573,187	104,174,725		93,495,230	104,018,118
Weighted average common shares outstanding, diluted	91,835,027	105,124,162		93,811,980	104,705,891

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.4 million and $0.2 million of non-cash stock-based compensation for the three-month periods ended June 30, 2008 and 2007, respectively and $0.7 million and $0.7 million of non-cash stock-based compensation for the six-month periods ended June 30, 2008 and 2007, respectively. Operating expenses do not include corporate expenses, depreciation and amortization and gain (loss) on sale of assets.

(2)	Corporate expenses include $0.5 million and $0.4 million of non-cash stock-based compensation for the three-month periods ended June 30, 2008 and 2007, respectively and $0.9 million and $1.0 million of non-cash stock-based compensation for the six-month periods ended June 30, 2008 and 2007, respectively.

(3)

Consolidated adjusted EBITDA means operating income (loss) plus (gain) loss on sale of assets, depreciation and amortization, non-cash stock-based compensation included in operating and corporate expenses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our syndicated bank credit facility and does not include (gain) loss on sale of assets, depreciation and amortization, non-cash stock-based compensation, net interest expense, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate, loss from discontinued operations and syndication programming amortization and does include syndication programming payments. The definition of operating income (loss), and thus consolidated adjusted EBITDA, excludes (gain) loss on sale of assets, depreciation and amortization, non-cash stock-based compensation, net interest expense, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate, loss from discontinued operations and syndication programming amortization. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash (gain) loss of sales of assets, non-cash depreciation and amortization, non-cash stock-based compensation, net interest expense, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate, loss from discontinued operations and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.

Entravision Communications

(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less interest income less the change in the fair value of our interest rate swaps. Free cash flow per share is defined as free cash flow divided by the diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter Ulloa, Chairman and Chief Executive Officer, said, “During the second quarter we continued to drive audience growth and strengthen the position of our TV and radio stations in an advertising market that remains weak due to general economic conditions. We are taking additional steps to control our costs while continuing to make prudent investments in our content, marketing and sales capabilities. In addition, our balance sheet remains strong and we have ample financial flexibility. The nation’s Hispanic population continues to grow and we remain optimally positioned to capitalize on this opportunity over the long-term.”

The Company also announced that it repurchased 2.3 million shares of Class A common stock for approximately $13.7 million in the second quarter of 2008. The Company announced that it repurchased an additional 1.0 million shares of Class A common stock for approximately $3.4 million so far in the third quarter of 2008.

Financial Results

Three Months Ended June 30, 2008 Compared to Three Months Ended June 30, 2007

(Unaudited)

	Three-Month Period Ended June 30,
	2008	2007	% Change
Net revenue	$62,932	$66,536	(5)%
Operating expenses (1)	36,898	36,773	0%
Corporate expenses (1)	4,477	4,373	2%
Depreciation and amortization	5,642	5,603	1%

Operating income	15,915	19,787	(20)%
Interest expense, net	3,458	(505)	NM

Income before income taxes	19,373	19,282	0%
Income tax expense	(7,674)	(7,671)	0%

Income before equity in net income (loss) of nonconsolidated affiliates and discontinued operations	11,699	11,611	1%
Equity in net income (loss) of nonconsolidated affiliates	(38)	160	NM

Income from continuing operations	11,661	11,771	(1)%
Loss from discontinued operations, net of tax	(919)	(3,173)	(71)%

Net income	$10,742	$8,598	25%

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $62.9 million for the three-month period ended June 30, 2008 from $66.5 million for the three-month period ended June 30, 2007, a decrease of $3.6 million. Of the overall decrease, $2.3 million came from our radio segment and was primarily attributable to a decrease in second quarter revenue of $1.2 million associated with moving our annual Los Angeles promotional event from the second quarter to the third quarter in 2008, as well as a decrease in local advertising sales and local advertising rates, which in turn was primarily due to the weak economy. Additionally, $1.3 million of the decrease came from our television segment and was primarily attributable to a decrease in national advertising sales and national advertising rates, which in turn was primarily due to the weak economy.

Entravision Communications

Operating expenses increased to $36.9 million for the three-month period ended June 30, 2008 from $36.8 million for the three-month period ended June 30, 2007, an increase of $0.1 million. The increase was primarily attributable to an increase in wages, utility and rent expense, partially offset by a decrease in second quarter expenses associated with moving our annual Los Angeles promotional event from the second quarter to the third quarter in 2008 and a decrease in expenses associated with the decrease in net revenue.

Corporate expenses increased to $4.5 million for three-month period ended June 30, 2008 from $4.4 million for the three-month period ended June 30, 2007, an increase of $0.1 million. The increase was attributable to an increase in non-cash stock-based compensation of $0.1 million.

Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007

(Unaudited)

	Six-Month Period Ended June 30,
	2008	2007	% Change
Net revenue	$118,585	$123,431	(4)%
Operating expenses (1)	72,307	71,818	1%
Corporate expenses (1)	8,931	9,002	(1)%
Depreciation and amortization	11,187	11,323	(1)%

Operating income	26,160	31,288	(16)%
Interest expense, net	(18,706)	(10,351)	81%

Income before income taxes	7,454	20,937	(64)%
Income tax expense	(2,679)	(8,417)	(68)%

Income before equity in net income (loss) of nonconsolidated affiliates and discontinued operations	4,775	12,520	(62)%
Equity in net income (loss) of nonconsolidated affiliates	(164)	160	NM

Income from continuing operations	4,611	12,680	(64)%
Loss from discontinued operations, net of tax	(1,573)	(7,369)	(79)%

Net income	$3,038	$5,311	(43)%

Net revenue decreased to $118.6 million for the six-month period ended June 30, 2008 from $123.4 million for the six-month period ended June 30, 2007, a decrease of $4.8 million. Of the overall decrease, $2.8 million came from our radio segment and was primarily attributable to a decrease in revenue of $1.2 million associated with moving our annual Los Angeles promotional event from the second quarter to the third quarter in 2008, as well as a decrease in local advertising sales and local advertising rates, which in turn was primarily due to the weak economy. Additionally, $2.0 million of the decrease came from our television segment and was primarily attributable to a decrease in national advertising rates, which in turn was primarily due to the weak economy.

Operating expenses increased to $72.3 million for the six-month period ended June 30, 2008 from $71.8 million for the six-month period ended June 30, 2007, an increase of $0.5 million. The increase was primarily attributable to an increase in wages, utility and rent expense, partially offset by a decrease in second quarter expenses associated with moving our annual Los Angeles promotional event from the second quarter to the third quarter in 2008 and a decrease in expenses associated with the decrease in net revenue.

Corporate expenses decreased to $8.9 million for six-month period ended June 30, 2008 from $9.0 million for the six-month period ended June 30, 2007, a decrease of $0.1 million. The decrease was attributable to a decrease in non-cash stock-based compensation of $0.1 million.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period Ended June 30,
	2008	2007	% Change
Net Revenue
Television	$38,944	$40,287	(3)%
Radio	23,988	26,249	(9)%

Total	$62,932	$66,536	(5)%
Operating Expenses (1)
Television	$21,712	$21,605	0%
Radio	15,186	15,168	0%

Total	$36,898	$36,773	0%
Corporate Expenses (1)	$4,477	$4,373	2%
Consolidated adjusted EBITDA (1)	$22,371	$25,932	(14)%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Guidance

The following is the Company’s guidance for the third quarter of 2008. Guidance constitutes a “forward-looking statement.” Please see below regarding statements that are forward-looking.

Operating expenses and corporate expenses include non-cash stock-based compensation to comply with Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). The Company expects approximately $0.4 million in operating expenses and $0.5 million in corporate expenses related to equity compensation in the third quarter of 2008.

For the third quarter of 2008, the Company expects net revenues to decrease by low- to mid-single digit percentages and operating expenses to increase by low-single digit percentages as compared to the third quarter of 2007. Excluding the non-cash stock-based compensation, corporate expenses are expected to be approximately the same as compared to the third quarter of 2007.

Entravision Communications Corporation will hold a conference call to discuss its 2008 second quarter results on August 6, 2008 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television and radio operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 48 owned and operated radio stations. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Joe Kessler
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2008	2007	2008	2007
Net revenue (including related parties of $32, $150, $182 and $300)	$62,932	$66,536	$118,585	$123,431

Expenses:
Direct operating expenses (including related parties of $3,079, $3,202, $5,572 and $5,929) (including non-cash stock-based compensation of $165, $97, $289 and $251)	25,942	25,009	50,676	49,225
Selling, general and administrative expenses (including non-cash stock-based compensation of $207, $135, $362 and $400)	10,956	11,764	21,631	22,593
Corporate expenses (including non-cash stock-based compensation of $468, $370, $903 and $1,018)	4,477	4,373	8,931	9,002
Depreciation and amortization (includes direct operating of $4,382, $4,412, $8,726 and $8,891; selling, general and administrative of $983, $975, $1,985 and $2,001; and corporate of $277, $216, $476 and $431) (including related parties of $580, $580, $1,160 and $1,160)	5,642	5,603	11,187	11,323

	47,017	46,749	92,425	92,143

Operating income	15,915	19,787	26,160	31,288
Interest expense (including related parties of $54, $68, $112 and $141)	3,172	(1,807)	(19,423)	(12,917)
Interest income	286	1,302	717	2,566

Income before income taxes	19,373	19,282	7,454	20,937
Income tax expense	(7,674)	(7,671)	(2,679)	(8,417)

Income before equity in net income (loss) of nonconsolidated affiliate and discontinued operations	11,699	11,611	4,775	12,520
Equity in net income (loss) of nonconsolidated affiliate	(38)	160	(164)	160

Income from continuing operations	11,661	11,771	4,611	12,680
Loss from discontinued operations, net of tax (expense) benefit of ($369), $1,514, $604 and $4,160	(919)	(3,173)	(1,573)	(7,369)

Net income applicable to common stockholders	$10,742	$8,598	$3,038	$5,311

Basic and diluted earnings per share:
Net income per share from continuing operations applicable to common stockholders, basic and diluted	$0.13	$0.11	$0.05	$0.12

Net loss per share from discontinued operations, basic and diluted	$(0.01)	$(0.03)	$(0.02)	$(0.07)

Net income per share applicable to common stockholders, basic and diluted	$0.12	$0.08	$0.03	$0.05

Weighted average common shares outstanding, basic	91,573,187	104,174,725	93,495,230	104,018,118

Weighted average common shares outstanding, diluted	91,835,027	105,124,162	93,811,980	104,705,891

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$10,742	$8,598	$3,038	$5,311
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,642	5,603	11,187	11,323
Deferred income taxes	6,877	9,598	1,660	7,233
Amortization of debt issue costs	101	101	202	202
Amortization of syndication contracts	689	399	1,555	415
Payments on syndication contracts	(715)	(459)	(1,422)	(478)
Equity in net (income) loss of nonconsolidated affiliate	38	(160)	164	(160)
Non-cash stock-based compensation	840	602	1,554	1,669
Change in fair value of interest rate swap agreements	(10,832)	(6,082)	3,211	(2,796)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	(6,317)	(8,699)	158	(5,983)
(Increase) decrease in prepaid expenses and other assets	733	322	78	(131)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(659)	1,806	(1,760)	(1,456)
Effect of discontinued operations	(1,569)	712	(2,230)	8,818

Net cash provided by operating activities	5,570	12,341	17,395	23,967

Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	101,407	20	101,498	20
Purchases of property and equipment and intangibles	(4,404)	(5,978)	(8,408)	(9,403)
Purchase of a business	—	—	(22,885)	—
Effect of discontinued operations	(64)	(823)	(194)	(1,182)

Net cash provided by (used in) investing activities	96,939	(6,781)	70,011	(10,565)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	2,925	486	5,477
Payments on long-term debt	(1,007)	(1,068)	(11,034)	(1,144)
Repurchase of Class U common stock	—	—	(10,380)	—
Repurchase of Class A common stock	(13,793)	—	(36,293)	(2,840)
Change in excess tax benefits from exercise of stock options	(25)	353	(25)	476

Net cash provided by (used in) financing activities	(14,825)	2,210	(57,246)	1,969

Net increase in cash and cash equivalents	87,684	7,770	30,160	15,371
Cash and cash equivalents:
Beginning	29,421	126,126	86,945	118,525

Ending	$117,105	$133,896	$117,105	$133,896

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2008	2007	2008	2007
Consolidated adjusted EBITDA (1)	$22,371	$25,932	$39,034	$44,217
Interest expense	3,172	(1,807)	(19,423)	(12,917)
Interest income	286	1,302	717	2,566
Income tax expense	(7,674)	(7,671)	(2,679)	(8,417)
Amortization of syndication contracts	(689)	(399)	(1,555)	(415)
Payments on syndication contracts	715	459	1,422	478
Non-cash stock-based compensation included in direct operating expenses	(165)	(97)	(289)	(251)
Non-cash stock-based compensation included in selling, general and administrative expenses	(207)	(135)	(362)	(400)
Non-cash stock-based compensation included in corporate expenses	(468)	(370)	(903)	(1,018)
Depreciation and amortization	(5,642)	(5,603)	(11,187)	(11,323)
Equity in net income (loss) of nonconsolidated affiliates	(38)	160	(164)	160
Loss from discontinued operations	(919)	(3,173)	(1,573)	(7,369)

Net income	10,742	8,598	3,038	5,311
Depreciation and amortization	5,642	5,603	11,187	11,323
Deferred income taxes	6,877	9,598	1,660	7,233
Amortization of debt issue costs	101	101	202	202
Amortization of syndication contracts	689	399	1,555	415
Payments on syndication contracts	(715)	(459)	(1,422)	(478)
Equity in net (income) loss of nonconsolidated affiliate	38	(160)	164	(160)
Non-cash stock-based compensation	840	602	1,554	1,669
Change in fair value of interest rate swap agreements	(10,832)	(6,082)	3,211	(2,796)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	(6,317)	(8,699)	158	(5,983)
(Increase) decrease in prepaid expenses and other assets	733	322	78	(131)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(659)	1,806	(1,760)	(1,456)
Effect of discontinued operations	(1,569)	712	(2,230)	8,818

Cash flows from operating activities	$5,570	$12,341	$17,395	$23,967

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is net income. A reconciliation of this non-GAAP measure to net income for each of the periods presented is as follows:

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2008	2007	2008	2007
Consolidated adjusted EBITDA (1)	$22,371	$25,932	$39,034	$44,217
Net interest expense (1)	7,274	6,486	15,293	12,945
Cash paid for income taxes	822	366	1,044	708
Capital expenditures (2)	4,404	3,994	8,408	7,419

Free cash flow (1)	9,871	15,086	14,289	23,145
Capital expenditures (2)	4,404	3,994	8,408	7,419
Non-cash interest (expense) income relating to amortization of debt finance costs and interest rate swap agreements	10,732	5,981	(3,413)	2,594
Non-cash income tax expense	(6,852)	(7,305)	(1,635)	(7,709)
Amortization of syndication contracts	(689)	(399)	(1,555)	(415)
Payments on syndication contracts	715	459	1,422	478
Non-cash stock-based compensation included in direct operating expenses	(165)	(97)	(289)	(251)
Non-cash stock-based compensation included in selling, general and administrative expenses	(207)	(135)	(362)	(400)
Non-cash stock-based compensation included in corporate expenses	(468)	(370)	(903)	(1,018)
Depreciation and amortization	(5,642)	(5,603)	(11,187)	(11,323)
Equity in net income (loss) of nonconsolidated affiliates	(38)	160	(164)	160
Loss from discontinued operations	(919)	(3,173)	(1,573)	(7,369)

Net income	$10,742	$8,598	$3,038	$5,311

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.

(2)	Capital expenditures is not part of the consolidated statement of operations.